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                                                                   EXHIBIT 10(s)

                              SECOND AMENDMENT TO
                         VOLUNTEER CAPITAL CORPORATION
                         EMPLOYEE STOCK OWNERSHIP PLAN



         WHEREAS, effective as of January 1, 1992, Volunteer Capital Corporation, a Tennessee corporation ("Company"), adopted the Volunteer Capital Corporation Employee Stock Ownership Plan ("Plan") which was subsequently amended effective as of January 1, 1992; and

         WHEREAS, certain technical changes to the Plan are required in order to maintain the Plan in compliance with the Internal Revenue Code as amended by the Unemployment Compensation Amendments of 1992 and the Omnibus Reconciliation Act of 1993; and

         WHEREAS, in connection with the Company's request for a determination letter, the Internal Revenue Service has suggested that the Plan be amended in certain respects.

         NOW, THEREFORE, effective on January 1, 1992, except as otherwise indicated, the Company amends its Plan in the following respects:

         1.       Section 2.1(f) is amended to provide as follows:

         (f) Affiliated Company: Any corporation which is a member of a controlled group of corporations of which an Adopting Company is a member, or any unincorporated trade or business which is under the common control of or with any Adopting Company, or any affiliated service group of which an Adopting Company is a member, which are required to be aggregated with Employer under
Section 414(b), (c), (m) or (o) of the Code.


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         2.       Effective January 1, 1994, Section 2.1(r) is amended to
provide as follows:

         (r) Compensation: The total of all amounts paid for employment by the Employer to or for the benefit of a Participant during the Plan Year (as shown on the Form W-2 filed for federal income tax purposes), such as salary, bonus, wage, commission, and overtime payments. Compensation shall not include any of the following (even if includible in gross income):

                                    (i) reimbursements or other expense
                           allowances and moving expenses (including indemnity payments for loss on sale of an Employee's home);

                                    (ii) fringe benefits (cash and non-cash),
                           deferred compensation and welfare benefits; and

                                    (iii) salary reduction contributions or
                           other elective deferrals under the Flexible Benefit Plan or any other plan pursuant to Section 125 of the Code.

         Notwithstanding the foregoing, Compensation shall include any salary reduction or other elective deferrals to the Savings Incentive Plan or any other plan pursuant to Section 401(k) of the Code.

                  Compensation in excess of the first $200,000 (as adjusted from time to time pursuant to Section 415(d) of the Code) for any Employee shall not be taken into account. Effective for Plan Years commencing after December 31, 1993, Compensation in excess of the first $150,000 (as adjusted from time to time pursuant to Section 401(a)(17)(B) of the Code) for any Employee shall not be taken into account. For purposes of this limit, the compensation of each Family Member (restricted to the spouse or lineal descendant under the age of 19) of a Participant who is a 5-Percent Owner or who is a Highly Compensated Employee and one of the ten most highly paid employees for the Plan Year shall be combined with the Compensation of such 5-Percent Owner or Highly Compensated Employee.


         3.       Section 2.1(bbb) is amended to provide as follows:

                           (bbb) Year of Eligibility Service: A twelve
                  consecutive-month period in which an Employee has completed 1,000 Hours of Service. The initial computation period shall be measured from the date employment commenced and subsequent computation periods shall be based on the Plan Year beginning with the Plan


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                  Year which includes the first anniversary of the date
                  employment commenced.

                           In the case of an Employee who, under the Plan, does
                  not have any nonforfeitable right to an accrued benefit, Years of Eligibility Service before any period of consecutive one-year Breaks in Service shall not be taken into account if the number of consecutive Breaks in Service equals or exceeds the greater of five (5) or the number of such Years of Eligibility Service prior to the period of consecutive Breaks in Service.

                           Years of Eligibility Service prior to January 1,
                  1992 shall be taken into account.


         4.       Section 2.1(ccc) is amended to provide as follows:

                           (ccc) Year of Vesting Service. A Plan Year in which an Employee has completed 1,000 Hours of Service, except:

                                    (1) In the case of any Employee who has
                           five consecutive one-year Breaks in Service, Years of Vesting Service after such consecutive Breaks in Service shall not be taken into account for purposes of determining the nonforfeitable percentage of his Account as it existed prior to the period of consecutive Breaks in Service.

                                    (2) In the case of an Employee who, under
                           the Plan, does not have any nonforfeitable right to an accrued benefit, Years of Vesting Service before any period of consecutive one-year Breaks in Service shall not be taken into account if the number of consecutive Breaks in Service equals or exceeds the greater of five (5) or the number of such Years of Vesting Service prior to the period of consecutive Breaks in Service.

                           Years of Vesting Service prior to January 1, 1987,
                  shall be excluded without exception. Years of Vesting Service as of December 31, 1991 shall be determined based on the number of calendar years commencing on January 1, 1987 and anniversaries thereof during which the Employee was credited with at least one Hour of Service. Such determination shall be made in accordance with paragraphs 1 and 2 of this Section 2.1(ccc). For all Employees, regardless of their hire date, all Years of Vesting Service commencing on or after January 1, 1992, shall be determined under the


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                  foregoing rules of this Section 2.1(ccc) excluding this
                  last paragraph.

         5. Effective January 1, 1993, Section 2.1 (ddd) is added to provide as follows:

                  (ddd) Direct Rollover: A Direct Rollover is a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

         6. Effective January 1, 1993, Section 2.1 (eee) is added to provide as follows:

                  (eee) Distributee: A Distributee includes a Participant and Former Participant. In addition, the Participant's surviving spouse and the Participant's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in
         Section 414(p) of the Code, are Distributees with regard to the interest of the spouse or former spouse.

         7. Effective January 1, 1993, Section 2.1 (fff) is added to provide as follows:

                  (fff)  Eligible Retirement Plan:  Any of the following:

                           (i) an individual retirement account as described
                  in Code Section 408(a),

                           (ii) an individual retirement annuity as described in
                  Code Section 408(b),

                           (iii) an annuity plan as described in Code Section 403(a), or

                           (iv) a qualified trust as describe in Code Section
                  401(a) which is exempt from tax under Code Section 501(a) and which accepts Eligible Rollover Distributions; provided, however, that in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is an individual retirement account or individual retirement annuity.

         8. Effective January 1, 1993, Section 2.1 (ggg) is added to provide as follows:

            (ggg) Eligible Rollover Distribution: Any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include any of the following:


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                           (i) any distribution that is one of a series of
                  substantially equal periodic payments (not less frequently than annually) over the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary,

                           (ii) a distribution over a period certain of ten
                  years or more,

                           (iii) a distribution to the extent such distribution
                  is required under Code Section 401(a)(9) for Participants who have attained age 70-1/2, or

                           (iv) the portion of any distribution that is not
                  includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to Employer securities).


         9.       Section 4.3(b) is amended to provide as follows:

                  (b) After termination of employment with Employer and with all Affiliated Companies (other than for disability, normal retirement, early retirement, delayed retirement, or death), but no later than the end of the Plan Year following the Plan Year in which such termination occurs, the Participant shall be entitled to receive a "cash out" of such Participant's "vested benefit" as determined pursuant to Section 6.8 provided that such "vested benefit" is not greater than $10,000. Distribution of a vested benefit greater than $10,000 shall occur at the time provided in the last paragraph of this Section 4.3(b). Such cash out of the vested benefit shall not be made in the absence of written consent thereto by the Participant if the vested benefit (as determined pursuant to Section 6.8) attributable to Employer contributions is greater than $3,500. For the sole purpose of determining whether the vested benefit is less than $3,500 or $10,000, as the case may be, Company Stock in the Participant's Company Stock Sub-Account shall be valued at its market value on the first trading date of the Plan Year during which the distribution is scheduled to occur. A Participant having a vested benefit of zero shall be deemed to have been cashed out hereunder on the date of his termination of employment. Upon such a deemed payment, the Participant's nonvested Account balance shall become a Forfeiture upon the date of the cash out. Such Forfeiture shall then be allocated to the Accounts of other Participants as provided in
Section 5.2.

         A Participant having a vested benefit of zero who is deemed to receive a cash out upon termination of employment, and who later resumes employment covered under the Plan before the last day of the Plan Year in which the Participant incurs five (5)


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consecutive Breaks in Service commencing after the deemed distribution, shall have restored the Participant's previous balance in his Account at the time of the cash out, with no adjustment for Income or other earnings, and all Years of Service, whether before or after the cash-out date, shall be counted for purposes of determining the Participant's vested percentage in the restored Account balance. The number of shares in Company Stock restored to his Company Stock Sub-Account shall be the number of shares which can be purchased, based on the market value per share on the date of the deemed repayment, for a sum equal to the market value of the shares in the Participant's Company Stock Sub-Account on the date of the deemed cash out.

         Forfeitures which have become available for allocation during the Plan Year in which a deemed repayment occurs shall first be allocated to the extent required to restore the Participant's previously nonvested Account balance in full, and any remaining Forfeitures shall be allocated as provided in Section
5.2. If available Forfeitures are insufficient to restore the Participant's previously nonvested Account balance, the difference shall be provided by a special Employer contribution. The foregoing special contribution and allocation of Forfeitures shall not be considered as part of the annual Addition for that Participant in connection with the limitations of Section 5.3 hereof.

         If a distribution is not made at the time specified in the first paragraph of this Section 4.3(b) because the Participant's vested benefit is greater than $10,000, as determined by reference to the market value of the Company Stock on the first trading date of the Plan Year during which the distribution would have been made if the vested benefit had been less than $10,000, the Participant shall be entitled to elect to receive a distribution of his vested benefit during the third Plan Year following the Plan Year during which he terminated employment with Employer and with all Affiliated Companies.


         10. Section 5.2(e) is amended to provide as follows:

                  (e) Financed Shares. Company Stock acquired by the Trust through an Acquisition Loan ("Financed Shares") shall be held in the Loan Suspense Account, and the total number of shares to be allocated each Plan Year to the Company Stock Sub-Accounts of Participants shall be determined by multiplying the total number of shares purchased with the Acquisition Loan (or, in years subsequent to such purchase, the number of Financed Shares held in the Loan Suspense Account immediately preceding the date of such allocation) by a fraction, the numerator of which is the total amount of principal and interest payments made on the Acquisition Loan by the Trust for the Plan Year and the denominator of which is the sum of the numerator plus the


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principal and interest payments to be made for all future Plan Years on the
Acquisition Loan. In the discretion of the Committee, the number of shares to be allocated shall be determined solely with reference to principal payments in the above formula if (1) the loan provides for payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payment of such amounts for ten (10) years, (2) the disregarded interest is determined to be interest under standard loan amortization tables, and (3) the term of the loan does not exceed ten (10) years, whether initially or by reason of renewal, extension or refinancing of the Acquisition Loan.

                  Financed Shares thus released from the Loan Suspense Account shall be allocated to the Company Stock Sub-Accounts of those Participants entitled to share in such allocation under Section 5.2(a) in the following manner:

                  (1) First, with respect to Financed Shares released by reason of Employer contributions used to repay the Acquisition Loan, in the manner provided in Section 5.2(a); and

                  (2) Second, with respect to Financed Shares released by reason of the application of dividends on Company Stock, in accordance with the provisions of Section 5.2(g).

         If an interim Valuation Date is selected pursuant to Section 6.14, the foregoing allocation rules shall be applied for the period commencing on January 1 of that Plan Year and ending on the interim Valuation Date, taking into account only principal and interest paid on the Acquisition Loan and Compensation of Participants during that period. A similar allocation shall be made for the period commencing on the interim Valuation Date and ending on December 31 of that Plan Year, taking into account only principal and interest paid on the Acquisition Loan and Compensation of Participants during that period.


         11.      Section 5.2(g)(3) is amended to provide as follows:

                           (3) No allocation of cash dividends on Company
                  Stock, and no allocation of Financed Shares released from the Loan Suspense Account by reason of such dividends, shall be made to the Account of a Participant for a Plan Year to the extent the Participant receives during that Plan Year a distribution of Company Stock with regard to which the dividends were paid. Any such cash dividends or Financed Shares released from the Loan Suspense Account by reason of such dividends shall be allocated as Income in accordance with Section 5.2(f).


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         12.      Section 5.3 is amended to provide as follows:

         5.3 Maximum Additions: The "annual addition" for any Participant shall not exceed the amount determined hereunder. For any Participant, annual addition shall mean, for this Plan, the Additions for that Participant, and for any other plan in which the Participant participates, annual addition shall mean the sum of employer contributions, employee contributions and forfeitures allocated on behalf of the Participant for a Plan Year, which is defined to be the limitation year. The determination of the annual addition shall be made as if all defined contribution plans of the Employer and any Affiliated Company were one plan and any participant contributions to defined benefit plans will be treated as contributions to defined contribution plans.

         Notwithstanding anything contained herein to the contrary, the total annual Additions made to the Account of a Participant for any Plan Year shall not exceed the lesser of the "defined contribution plan dollar limitation" or 25 percent (25%) of the Participant's Section 415 Compensation for such Plan Year. The "defined contribution plan dollar limitation" shall be the greater of

                  (i)      $30,000 or

                  (ii) one-fourth of the defined benefit dollar limitation set forth in Section 415(b)(1) of the Code as in effect for the Plan Year.

         If, in any year, as the result of the allocation of Forfeitures, a reasonable error in estimating a Participant's compensation, or other limited facts and circumstances, the Additions would exceed the limitation for any Participant, such excess shall be reallocated to eligible Participants as a Forfeiture for the Plan Year. If such reallocated Additions cause the limitation to be exceeded for all Participants, such excess shall be held in a suspense account. The amounts in such suspense account shall be allocated as of each Valuation Date until the account is exhausted, the allocation to be analogous to that provided in Section 5.2(a). Income shall not be allocated to such suspense account. If a suspense account is in existence at any time during a particular Plan Year, other than the first Plan Year for which the suspense account is created, all amounts in the suspense account must be allocated and reallocated to Participants' Accounts (subject to the limitations of Section 415 of the Code) before any Employer contributions which would constitute Additions may be made for that Plan Year.

         In addition to this Plan, the Employer maintains the Savings Incentive Plan with a limitation year corresponding to the Plan Year. If a Participant is also a participant in the Savings Incentive Plan, the limitation upon the annual additions which may otherwise be credited to his Savings Incentive Plan account shall be first reduced by the total Additions, for the Plan Year


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credited to such Participant's Account under this Plan, and the Additions to this Plan shall not be reduced by reason of any annual additions to the Savings Incentive Plan.


         13.     Section 5.4 is amended to provide as follows:

         5.4 Allocation of Top-Heavy Special Contribution to Provide Minimum
Benefits: For Top-Heavy Plan Years, the Employer contributions made pursuant to
Section 4.1 and the special contribution described in Section 4.4 shall first be allocated to the Account of each Non-Key Employee in an amount sufficient to provide the Minimum Benefit described by the following test. The sum of Employer contributions and Forfeitures allocated during the Plan Year to the Account maintained for each Participant who is a Non-Key Employee shall be at least as great as a percentage of such Non-Key Employee's Section 415 Compensation. Such percentage shall be equivalent to the highest ratio for a Key Employee for that Plan Year of

                  (i) the sum of Employer contributions and Forfeitures allocated to the Account of the Key Employee, to

                  (ii) the compensation of the Key Employee (restricted to $200,000, or $150,000 after January 1, 1994, as adjusted from time to time pursuant to Section 401(a)(17) of the Code); provided, however, that the percentage shall not exceed three percent (3%).

This Minimum Benefit shall be provided in every Top-Heavy Plan Year to all Participants who are Non-Key Employees and who have not terminated employment with Employer at the end of the Plan Year.

         The Provisions of this Section 5.4 shall not apply, and no Employer special contribution pursuant to Section 4.4 shall be required, for any Non-Key Employee to the extent that such Non- Key Employee is a participant in the Savings Incentive Plan or another defined contribution plan included with this Plan in a Required or Permissive Aggregation Group (as those terms are defined in Section 13.2(c) and (d)) and the Employer has provided an allocation of the minimum benefit applicable to top-heavy plans in such other defined contribution plan.


         14.     Section 6.1 is amended to provide as follows:

         6.1 Time for Distribution: Distribution of benefits to a Participant or Beneficiary shall occur at the date specified in whichever is applicable of paragraphs (a), (b) or (c), subject to the override provisions of paragraphs
(d), (e), (f) and (g) of this Section 6.1:


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                  (a)      Retirement. Distribution shall occur no later than
         the end of the 60-day period after the close of the Plan Year in which a Participant retires on or after his Early Retirement Date or his Normal Retirement Date.

                  (b) Death or Disability. Distribution shall occur no later than the end of the 60-day period after the close of the Plan Year in which occurs a Participant's Disability Benefit Date or in which a Participant terminates employment with the Employer (or a Former Participant's employment with an Affiliated Company) by reason of his death.

                  (c) Other Termination. If the Participant's employment with Employer and with all Affiliated Companies is terminated other than for disability, normal retirement, early retirement, delayed retirement or death, distribution shall occur at the time provided in
         Section 4.3(b) for a "cash out" of such Participant's benefits.

                  (d) Administrative Extension. In the event that due to administrative delays it is not possible for the Committee to calculate the value of the benefit to be distributed to a Participant pursuant to paragraph (a), (b) or (c) above, then distribution shall be deferred until such calculation can be made, but may not be deferred for a longer time than is prescribed in applicable regulations under ERISA or the Code.

                  (e) Age 70 1/2. Distribution shall occur not later than the April 1 next following the calendar year in which a Participant attains age 70 1/2, whether or not the Participant remains in the employ of the Employer or an Affiliated Company.

                  (f) Option to Delay. Except for a distribution on account of a Participant's death, no distribution whose value exceeds $3,500 shall be made prior to the Participant's Normal Retirement Date without the written consent of the Participant. If the Participant fails to consent to such distribution within 90 days of notification by the Committee that the distribution is to be made, then distribution shall be deferred until the earlier of the Participant's death, or Normal Retirement Date.

                  (g) Normal Retirement Date Override. Subject to any election described in paragraph (f), distribution to a Participant whose termination of employment has occurred shall commence no later than 60 days after the end of the Plan Year in which occurs his Normal Retirement Date.

The foregoing paragraphs (d), (e), (f) and (g) are applicable notwithstanding anything to the contrary contained in paragraphs (a), (b) and (c).



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         The Plan shall give written notice to a Participant or Beneficiary, eligible for a distribution of benefits pursuant to this Section 6.1. Such notice shall be given to an eligible Participant or Beneficiary no less than 30 days but no more than 90 days prior to the proposed date of distribution. Distribution of such benefits, in excess of $3,500, during this period shall comply with the requirements of Section 4.3(b). However, if the distribution is one to which Sections 401(a)(11) and 417 of the Code do not apply, such distribution may commence less than 30 days after such notice provided that the Committee clearly informs the Participant or Beneficiary that he has a right to a period of at least 30 days after receiving such notice to consider the decision of whether or not to elect a distribution and that the Participant or Beneficiary, after receiving such notice, affirmatively elects a distribution.


         15.      Section 6.8(b) is amended to provide as follows:

         (b) For a Plan Year for which the Plan is a Top-Heavy Plan, the percentage shall be as follows:


                                                  Percentage of
         Years of Vesting Service                    Account
         ------------------------                 -------------

         fewer than 3                                  0%
         3 or more                                   100%

         16. Effective January 1, 1993, Section 6.15 is added to provide as follows:

         6.15 Direct Rollover: With respect to distributions made after December 31, 1992, notwithstanding any provision of the Plan to the contrary that would otherwise limit a Distributee's election under this Section 6.15, a Distributee may elect, at the time and in the manner prescribed by the Committee, to have any portion of an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover. The Plan provisions otherwise applicable to distributions continue to apply to this direct Rollover option. The Distributee shall, in the time and manner prescribed by the Committee, specify the amount to be directly transferred and the Eligible Retirement Plan to receive the transfer. Any portion of a distribution which is not transferred shall be distributed to the Distributee in the form specified in Section 6.11.

         17. Effective January 1, 1993, Section 9.9 is added to provide the following:


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         9.9 No Restrictions on Financed Shares. Except as required by the securities laws or other applicable laws, no Company Stock originally acquired as Financed Shares shall be subject to a put, call or other option, or buy-sell, right of first refusal, or similar arrangement while held by and when distributed from the Plan, whether or not the Plan is then an employee stock ownership plan as described in Section 4975(e)(7) of the Code.



         IN WITNESS WHEREOF, Volunteer Capital Corporation has caused this amendment to be executed this 29th day of June, 1994, effective as of the dates indicated herein, by its duly authorized officers.

                                                  VOLUNTEER CAPITAL CORPORATION


                                                  By:/s/ R. Gregory Lewis
                                                     --------------------------
                                                  Title:Vice-President-Finance


Attest:


/s/ Ruth Ann Tidwell
------------------------------


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